
                                                           EXHIBIT 11

Statement Re:  Computation of Per Share Earnings
               (Dollars in thousands, except per share)

                                                                                         Year ended December 31,
                                                                             ------------------------------------------------
                                                                               1999               1998                1997
                                                                               ----               ----                ----

Net income                                                                   $    6,059         $    6,115          $   6,003
                                                                             ==========         ==========          =========

BASIC

Average shares outstanding                                                    4,581,574          4,715,697          4,853,484
                                                                             ==========         ==========          =========

Earnings per share                                                           $     1.32         $     1.30          $    1.24
                                                                             ==========         ==========          =========

DILUTED

Average shares outstanding                                                    4,581,574          4,715,697          4,853,484

Net effect of the assumed exercise of
  stock options and warrants - based on the treasury stock
  method using average market price                                              77,529            113,944            132,582
                                                                              ---------          ---------          ---------

           Total Average Shares Outstanding                                   4,659,103          4,829,641          4,986,066
                                                                              =========          =========          =========


Earnings per share                                                           $     1.30         $     1.27          $    1.20
                                                                             ==========         ==========          =========


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